 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2007
(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd. St. Louis, MO	63144	(314) 647-1099

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2007, Tripos, Inc. (the "Company") entered into a binding letter of intent (the "LOI") with Dr. Thomas Mander, Mr. Simon J. Cole and Dr. Mark Allen (together, the "Purchasers") regarding the sale of the Company's Discovery Research Products and Services business (the "Business").  Dr. Mander, Mr. Cole and Dr. Allen are presently the Vice President, Business Development & Strategic Alliances, Vice President, Finance, and Managing Director, respectively, of Tripos Discovery Research, Ltd. ("TDR"), a wholly-owned subsidiary of the Company.

Under the terms of the LOI, the Company and the Purchasers will negotiate in good faith a definitive acquisition agreement pursuant to which a newly-formed entity controlled by the Purchasers will acquire all of the capital stock of TDR, thereby acquiring the Business as a going concern.  The aggregate consideration to be received by the Company for the sale of the Business will be £548,000 in cash, including £200,000 at the closing of the sale and £348,000 of proceeds from certain existing receivables of the Business.  The Purchasers, through the newly formed entity, will also assume certain liabilities of the Company related to the Business.

Consummation of the sale will be subject to a number of conditions, including receipt of consents from certain equipment lessors of the Business, consummation of a sale and leaseback of the Company's property at Bude-Stratton Business Park to the South West of England Regional Development Agency which is currently being negotiated, resolution of repayment obligations under certain British government economic development grants, including release of portions of the repayment liability and related Company guarantee, discharge of all intercompany advances made prior to March 19, 2007 between the Company and the subsidiary to be acquired, and certain other customary closing conditions.

The parties are currently negotiating a definitive agreement with a goal to complete the transaction by April 26, 2007, or as promptly thereafter as practical.  The LOI will expire on April 26, 2007 unless the parties have executed a definitive agreement by that time.  The Company is also in discussion with several potential third-party purchasers of the Business but cannot assess that a definitive offer will be made or that a definitive agreement will be reached.

Pursuant to the terms of the LOI, the Company has retained the right to identify and negotiate with other potential purchasers of the Business, and the Purchasers have agreed to participate in discussions regarding such alternative transactions.  In the event (i) the LOI is terminated other than through the fault of the Purchasers, (ii) the Company sells the Business to a third party, and (iii) Dr. Mander and Mr. Cole each enter into a one year employment agreement with the third party purchaser, the Purchasers shall be entitled to a payment in the amount of fifteen percent (15%) of the difference between the amount received by the Company in the sale and the aggregate purchase price under the LOI.  In addition, the Company will compensate the Purchasers for their reasonable, documented out-of-pocket expenses up to £48,000.

In addition, the Company, at its discretion, will provide certain advances to the Purchasers up until the date of closing.  Such advances shall not be more than eighty percent (80%) of the Business's receivables outstanding, less the £348,000 of proceeds and revenues that shall comprise a portion of the purchase price. The Company will charge interest at six percent (6%) per annum of all such advances, and the repayment of the advances shall be secured against TDR's receivables outstanding.

The sale of the Business is part of a process, set forth in the plan of dissolution adopted by the Company's board of directors and recently approved by a vote of the Company's shareholders, that is intended to result in the winding up of the Company and the distribution of the sale proceeds, after the satisfaction of all debts and other liabilities and corporate obligations, to shareholders.  As previously disclosed, upon the sale of the Business, the Company will be delisted from trading on the NASDAQ Global Market because it will no longer be an operating business.  At that point, the Company will close its stock transfer books and there will be no further trading of the Company's common stock.

The above description of the LOI does not purport to be a complete statement of the parties' rights and obligations thereunder and the transactions contemplated thereby.  The LOI is included as Exhibit 10.1 to this Report and the foregoing description is qualified in its entirety by reference to the exhibit.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company's future prospects, including: (1) the Company's ability to complete the sale of its Discovery Research business; (2) the Company's ability to satisfy its creditors out of the proceeds of the sales of its assets and other available resources; (3) the Company's ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; and (4) the Company's ability to distribute any remaining cash to its stockholders.  These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the Company's filings with the SEC, including, without limitations, those factors set forth in the Company's Form 10-K for the fiscal year ended December 31, 2006, and from time to time in the Company's periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1                         Letter of Intent, dated April 12, 2007, by and among Tripos, Inc., Dr. Thomas Mander, Mr. Simon J. Cole and Dr. Mark Allen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripos, Inc.

By: /s/ John P. McAlister

John P. McAlister

President and

Chief Executive Officer

Date: April 18, 2007

Exhibit 10.1

April 12, 2007

Dr. Thomas Mander

Mr. Simon J. Cole

Dr. Mark Allen

Bude-Stratton Business Park

Bude, Cornwall, EX23 8LY

Gentlemen:

This letter is to serve as a binding expression of intent for Tripos, Inc. ("Seller") to sell to a new company to be formed by Thomas Mander, Simon Cole and Mark Allen (the "Buyer"), and for Buyer to purchase from the Seller, all of the capital stock (share capital) of Tripos Discovery Research Ltd. ("TDR").  Beginning with the execution of this binding letter of intent, the parties will negotiate in good faith a definitive acquisition agreement as quickly as possible.  The goal, assuming satisfaction of all conditions stipulated in this letter, will be to reach a definitive agreement for execution and final closing within two weeks of the execution of this binding letter of intent and, unless impractical, to close simultaneous with execution and delivery.  The terms of this letter of intent shall govern the relationship between the parties beginning on the date hereof through the execution of the definitive agreement, except as expressly set forth herein, and shall supersede prior discussions and documentation regarding the share capital sale.

The principal terms and conditions of the proposed transaction are as follows:

Structure

Newco will acquire TDR.  The transaction will be structured as a stock (share capital) sale.

The closing of the transaction is expected to occur on the day of, and immediately following, the execution of the purchase agreement.

Purchase Price to be Paid by Purchaser	Buyer will fund the cash portion of the purchase price with £200,000 in cash to be paid on behalf of Buyer at closing out of capital contributed by members of Buyer's management team.

Tripos Cash Recoveries from TDR

In addition, Seller will be entitled to receive directly from TDR payments from TDR in respect of lease finance reductions funded by Tripos in the preceding six months as follows:

  £276,000 of the proceeds from the Schering-Plough product sale, which proceeds shall be retained by Seller; and
  £72,000 of revenues obtained by TDR under current invoices with Schering Plough and Abbott Labs.

The total cash to be received by Tripos as described in the preceding two paragraphs is  £548,000 and is referred to in this binding letter of intent as the "Tripos Cash Recovery."

Term; Additional Purchase Offers	This definitive letter of intent will expire at 5:00 PM, New York Time, on April 26, 2007, unless the definitive agreement shall have been executed before that time.

Other Potential Purchasers

During the term of this Letter of Intent, Seller shall not be restricted in efforts to identify a third-party purchaser for TDR ("Purchaser").  Representatives of the Buyer may be asked to participate in discussions with potential third-party Purchaser regarding such an alternative transaction.  In the event that (A) this letter is terminated, other than due to the fault of Buyer, (B) on or prior to July 31, 2007 TDR is purchased by a Purchaser, and (C) Dr. Mander and Mr. Cole agree to a one-year employment arrangement with such Purchaser, each of the following terms shall apply:
        (i)  the Purchaser shall be entitled to a payment from Tripos equal to fifteen percent (15%) of the difference between (a) the total cash received by Tripos in the purchase of TDR and (b) the Tripos Cash Recovery; and
        (ii)  the Seller shall compensate Buyer for its reasonable, documented out-of-pocket expenses related to the transaction up to £48,000.

Definitive Agreement

The definitive acquisition agreement, which will be drafted by Seller's counsel, will contain limited representations and warranties by Seller and Buyer in light of the Buyer's knowledge of the business of seller.  Given that a simultaneous execution and closing are contemplated, interim covenants will be limited.  The definitive agreement will be governed by English law and disputes will be resolved by binding arbitration in London, England.

Arrangements with Tripos Discovery Research

In connection with the proposed transaction, Buyer shall acquire the intellectual property associated with the Discovery Research business, as set forth on Schedule 2.02(g) of the Asset Purchase Agreement between Seller and Tripos (Cayman) LP.  In addition, as of the date of closing, the Software License Agreement, dated March 20, 2007, between Tripos, L.P. and TDR shall be in full force and effect and shall continue following the closing of the proposed transaction with respect to the Licensed Software set forth on Exhibit B thereto.  Copies of Schedule 2.02(g) to the APA and Exhibit B to the SLA have been made available to the Purchaser.

Termination of Letter of Intent

This letter of intent will automatically terminate as set forth above under "Terms; Additional Purchase Offers" or upon the earlier execution of a definitive agreement by Seller with a third party to purchase the share capital or assets of TDR.

Advances

Seller has advanced $107,539 since March 19, 2007 and is willing to make additional advances ("Additional Advances}) until the closing date hereunder, in its discretion.  Seller will charge six percent (6%) interest per annum (compounded quarterly) on all amounts advanced from and after  March 19, 2007.  The maximum amount of Additional Advances to be made shall be based on the following formula:

  Eighty percent (80%) of TDR's receivables outstanding;
  Less £276,000 of the proceeds from the Schering-Plough product sale forming a part of the Tripos Cash Recovery;
  Less £72,000 of revenues obtained by TDR under current invoices with Schering Plough and Abbott Labs. forming a part of the Tripos Cash Recovery.

All advances shall be irrevocably secured by TDR's receivables outstanding, and Seller, as TDR's agent, shall be authorized to repay outstanding indebtedness directly from the payments received in respect of these advances and without further authorization by or remittance to TDR.

Expenses	Except as set forth under "Terms; Additional Purchase Offers" above, all parties will bear their own expenses in connection with the transaction.
Conditions

Closing of this transaction will be subject to (a) receipt of all material governmental consents required to effect the transaction, (b) receipt of consents from TDR's two equipment lessors, Computer Sales International, Inc. and de Lage Landen, (c) consummation of the sale and leaseback of the property at Bude-Stratton Business Park with SWERDA on substantially the same terms as under negotiation as of the date of this letter of intent, including binding release of Seller and TDR of all repayment liabilities and related guaranties, (d) the allocation and restriction by Seller of twenty percent (20%) of the proceeds of the sale and leaseback to SWERDA for the repayment of DTI, and (e) consent by DTI to the transaction, including mutually agreeable settlement of outstanding claw-back provisions in the amount of £591,000 and binding release of Seller and TDR of all repayment liabilities and related guaranties.

In addition, at the time of closing and assuming all other conditions have been met, Seller will irrevocably discharge (by forgiveness and cancellation, contribution to the capital of TDR, or a combination thereof, as determined by Seller in its sole discretion), all outstanding intercompany receivables or advances made prior to March 19, 2007 (and Additional Advances shall remain outstanding and payable in accordance with the terms of this binding letter of intent and the terms upon which they were made).

The parties will commence efforts to satisfy these closing conditions immediately upon execution of this binding letter of intent.

Governing Law	This letter of intent will be governed by English law.

Binding Provisions

The following provisions of this letter of intent are intended to be binding upon the parties and shall survive the termination of the letter of intent:

  Term; Additional Purchase Offers
  Advances
  Expenses
  Conditions (last paragraph only)
  Governing Law
  Binding Provisions

                If you agree to be bound by the terms and provisions of this letter of intent, please countersign this letter of intent in the space indicated below and return it to the Buyer.

Very truly yours,

TRIPOS, INC.

By:

Name:         John P. McAlister, Ph. D.

Title:           President & Chief Executive Officer

Accepted and Agreed:

By:

        Name:  Dr. Thomas Mander

By:

Name:  Mr. Simon J. Cole

By:

Name:  Dr. Mark Allen